Exhibit 3(a)           THE COMMONWEALTH OF MASSACHUSETTS

                           MICHAEL JOSEPH CONNOLLY
                            Secretary of State            Federal Identification
                   ONE ASHBURTON PLACE, BOSTON, MA 02108      No. 04-2729042


                      RESTATED ARTICLES OF ORGANIZATION

                    General Laws, Chapter 156B, Section 74

      This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

       We,        David A. Boucher                     ,President, and
                  J. John Brennan                      ,Clerk of

                                 Interleaf, Inc.
                              (Name of Corporation)

located at Ten Canal Park, Cambridge, MA 02141 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on August 14, 1987, by vote of:

      7,606,789 or more shares of Common Stock out of 11,254,990 shares outstanding, being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

      1.    The name by which the corporation shall be known is:

                        Interleaf, Inc.

      2.    The purposes for which the corporation is formed are as follows:

                        See Continuation Sheet 2A




Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly


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indicated.


      3. The total number of shares and the par value, if any, of each class of stock which the corporation os authorized to issue is as follows:

-------------------------------------------------------------------------------
                     WITHOUT PAR VALUE                WITH PAR VALUE
                     -----------------                --------------
-------------------------------------------------------------------------------
CLASS OF STOCK        NUMBER OF SHARES       NUMBER OF SHARES       PAR VALUE
--------------        ----------------       ----------------       ---------
-------------------------------------------------------------------------------
Preferred                                       5,000,000            $.10
-------------------------------------------------------------------------------
Common                                         20,000,000            $.01
-------------------------------------------------------------------------------

      *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                        See Continuation Sheet 4A

      *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                        None

      *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                        See Continuation Sheet 6A


      *If there are no such provisions, state "None."


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

                              CONTINUATION SHEET 2A

      To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, market, import, export, sell, lease, assign, transfer and generally to trade and deal in and with communications, data processing, graphic processing, electronic and other equipment, devices, apparatus, components, parts and supplies, products, machinery, systems, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable to being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

      To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.


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

                              CONTINUATION SHEET 4A

      The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby authorized, within the limitations and restrictions stated in these Articles of Organization to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

      (1) The distinctive designation of such series and the number of shares to constitute such series;

      (2) The rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

      (3) The right, if any, of the corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

      (4) The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

      (5) The terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

      (6) The obligation, if any, of the corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

      (7)   Voting rights, if any;

      (8) Limitations, if any, on the issuance of additional shares of such series or any


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

shares of any other series of Preferred Stock; and CONTINUATION SHEET 4A (CONTINUED)

      (9) Such other preferences or restrictions or qualifications thereof as the Board of Directors may deem advisable and not inconsistent with the law and the provisions of these Articles of Organization.


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

                              CONTINUATION SHEET 6A

      6A.   AMENDMENT OF BY-LAWS

      The directors may make, amend, or repeal the By-Laws of the corporation in whole or in part, except with respect to any provisions thereof which by law or these Articles of Organization or the By-Laws requires action by the stockholders.

      6B.   STOCKHOLDER MEETINGS

      Meetings of the stockholders of the corporation may be held anywhere in the United States.

      6C.   AUTHORITY

      The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

      6D.   LIMITATION OF DIRECTOR LIABILITY

      To the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, as it may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

      6E.   CLASSIFIED BOARD OF DIRECTORS

      This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the Commonwealth of Massachusetts.

      Section 1. Number of Directors. Subject to the rights of the holders of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than three nor more than thirteen (13). The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by a majority of directors then in office, although less than a quorum.

      Section 2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a


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member of Class III and, if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

      Section 3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

      Section 4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the Corporations's 1988 annual meeting; each initial director in Class II shall serve for a term ending on the date of the Corporation's 1989 annual meeting; and each initial director in Class III shall serve for a term ending on the date of the Corporation's 1990 annual meeting.

      Section 5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocator, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

      Section 6. Quorum; Action of Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by these Articles of Organization.

      Section 7. Removal. Subject to the rights of the holders of any Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office, with or without cause, at any time by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.


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

      Section 8. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his death, resignation or removal.

      Section 9. Vacancies. Subject to the rights of the holders of any Preferred Stock then outstanding, any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors acting by the affirmative vote of at least a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

      Section 10. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-Laws of the Corporation and the appointment of judges of election shall be made in the manner provided in the By-Laws of the Corporation.

      Section 11. Amendments to Article. Notwithstanding any other provisions of law, these Articles of Organization or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided that such eighty percent (80%) vote shall not be required, and only the vote otherwise provided by law, by the By-Laws of the Corporation or by these Articles of Organization shall be required, for any amendment, repeal or adoption previously approved by the Board of Directors and by each Disinterested Director (as defined in Article
6F).

      6F.   FAIR PRICE PROVISION

      The stockholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article.

      Section 1. Definition of "Business Combination." The term "Business Combination" as used in this Article shall mean any of the following:

      (a) Any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

      (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one


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

            transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of all or a Substantial Part of the assets of the Corporation or any Subsidiary thereof; or


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

      (c) The issuance, exchange or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of, equal to or in excess of a Substantial Part of the assets of the corporation; or

      (d) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

      (e) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

      (f) Any agreement, contract or other arrangement with an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder (or in which the Interested Stockholder or any Affiliate or Associate of an Interested Stockholder has an interest other than proportionately as a stockholder) providing for any one or more of the actions specified in subsections (a) to (e) of this Section 1.

      Section 2. Vote for Certain Transactions. Except where a higher vote may be required by law or these Articles of Organization, the Corporation may, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) (i) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws (or any successor provision thereto), as amended from time to time, (ii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws (or any successor provision thereto), as amended from time to time, and (iii) authorize the dissolution of the Corporation pursuant to Section 100 of Chapter 156B of the Massachusetts General Laws (or any successor provision thereto), as amended from time to time.

      Section 3. Higher Vote for Business Combinations. In addition to any affirmative vote required by law, the By-Laws of the Corporation or these Articles of Organization, and except as otherwise expressly provided in Section 4 of this Article, any Business Combination shall require the affirmative vote of the holders of at least eighty percent (80%) of the votes which all


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stockholders would be entitled to cast at any annual election of Directors or class of Directors (the "Voting Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any securities exchange or otherwise.

      Section 4. When Higher Vote Is Not Required. The provisions of Section 3 of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of the Articles of Organization or the By-Laws of this Corporation, if the conditions specified in either of the following subsections (a) or (b) are met:

      (a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors.

      (b) Price and Procedure Requirements. All of the following seven conditions shall have been met:

            (i) The transaction constituting the Business Combination shall provide that the holders of Common Stock receive, in exchange for their stock, per share consideration (consisting of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash) at least equal to the highest of the following:

                  A. If applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock in connection with the direct or indirect acquisition by the Interested Stockholder of shares of Common Stock which were acquired (1) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                  B. The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

                  C. If applicable, the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph B immediately preceding, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer


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

                        taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the direct or indirect acquisition by the Interested Stockholder of shares of Common Stock which were acquired within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first date in such two-year period on which the Interested Stockholder beneficially owned any shares of Common Stock.

                        All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends and reverse stock splits.

            (ii) If the transaction constituting the Business Combination shall also provide that the holders of any class of outstanding Voting Stock, other than Common Stock, if any, are to receive consideration in exchange for their stock, the per share consideration (consisting of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash) shall be at least equal to the highest of the following (it being intended that the requirements of this subsection (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class of Voting Stock):

                  A. If applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class of Voting Stock in connection with the direct or indirect acquisition by the Interested Stockholder of beneficial ownership of such share which was acquired (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                  B. If applicable, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

                  C. The Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and


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                  D.    If applicable, the price per share equal to the Fair
                        Market Value per share of such class of Voting Stock determined pursuant to paragraph C immediately preceding, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the stockholder for any share of such class of Voting Stock in connection with the direct or indirect acquisition by the Interested Stockholder of beneficial ownership of shares which were acquired within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period on which the Interested Stockholder beneficially owned any shares of such class of Voting Stock.

                        All per share prices shall be adjusted for intervening stock splits, stock dividends and reverse stock splits.

            (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class of Voting Stock. If the Interested Stockholder beneficially owns shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock beneficially owned by the Interested Stockholder.

            (iv) After the Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the


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

                  Disinterested Directors; and (C) such Interested Stockholder shall not have become the beneficial owner of any shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder and except in a transaction which after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class of Voting Securities.

            (v) After the Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

            (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed by the Interested Stockholder to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

            (vii) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of the majority of the Disinterested Directors.

      Section 5.  Certain Definitions.  For the purposes of this Article:

      (a) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprising any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.

      (b) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

            (i) Is at such time the beneficial owner, directly or indirectly, of shares of the

                  Corporation having more than ten percent (10%) of the voting power of the then outstanding Voting Stock; or

            (ii) At any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of shares of the Corporation having more than ten percent (10%) of the voting power of the then outstanding Voting Stock; or
            (iii) Is at any time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Stockholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

      (c)   A person shall be a "beneficial owner" of any shares of Voting
            Stock:

            (i) Which are beneficially owned, directly or indirectly, by such person or any of its Affiliates or Associates;

            (ii)  Which such person or any of its Affiliates or Associates has
                  (a) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

            (iii) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

      (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to subsection 4(b), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed beneficially owned by an Interested Stockholder through application of subsection 5(c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

      (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 19, 1987 (the term registrant in said


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

            Rule 12b-2 meaning, in this case, the Corporation).

      (f) "Beneficially owned" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 19, 1987.

      (g) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

      (h) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a representative of, an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder and was a member of the Board of Directors on June 19, 1987 or prior to the time that the Interested Stockholder or any Affiliate or Associate of an Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a representative of, the Interested Stockholder or any Affiliate or Associate of an Interested Stockholder and is recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

      (i) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing sale price or the highest closing bid quotation, respectively, with respect to a share of such stock during the 30-day period preceding the date in question on the National Market System or the National Association of Securities Dealers, Inc. Automated Quotations System, as the case may be, or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

      (j) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash" as used in subsection 4(b) of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

      (k) "Substantial Part" of the Corporation shall mean more than ten percent (10%) of the fair market value of the total assets of the Corporation as of the end of its most recent fiscal quarter ending prior to the time the determination is made.

      Section 6. Determinations by Disinterested Directors. The Disinterested Directors shall have the power and duty to determine for purposes of this Article, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the requirements of subsection 4(b) have been met with respect to any Business Combination and (e) whether the assets which are the subject of any Business Combination equal or exceed, or whether the consideration to be received from the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination equals or exceeds, a Substantial Part of the assets of the Corporation. Any such determination made in good faith shall be binding and conclusive on all persons for all purposes.

      Section 7. No Duty to Approve Business Contributions. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

      Section 8. Minimum Consideration. Consideration for shares to be paid to any stockholder pursuant to this Article shall be the minimum consideration payable to the stockholder and shall not limit a stockholder's right under any provision of law or otherwise to receive greater consideration for any shares of the Corporation.

      Section 9. Fiduciary Obligations. The fact that any Business Combination complies with the provisions of section 4 of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors or any member thereof with respect to evaluations of or actions and responses taken with respect to such Business Combination.

      Section 10. Amendments to Article. Notwithstanding any other provisions of law, these Articles of Organization or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided that such eighty percent (80%) vote shall not be required, and only the vote otherwise provided by law, by the By-Laws of the Corporation or by these Articles of Organization shall be required, for any amendment, repeal or adoption previously approved by the Board of Directors and by each Disinterested Director.

      (Degree)We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation _____________ amended, except amendments to the following articles sixth _______________________________________________________________________.
          ((Degree)If there is no such amendment, state "None")


                   Briefly describe amendments in space below:

      Article 6 is amended by the addition of Articles 6D, 6E and 6F. Article 6D provides for the elimination of the personal liability of directors for monetary damages, except under certain circumstances. Article 6E provides for the classification of the Board of Directors into three classes and amended procedures for changing the number of directors, removing directors and filling vacancies on the Board of Directors. Article 6F contains a "fair price" provision providing for minimum price, form of consideration and procedural requirements, or alternatively, the affirmative vote of 80% of the holders of the outstanding stock entitled to vote in connection with certain business combinations involving a 10% stockholder, or a vote of a majority of the holders of the outstanding stock entitled to vote in connection with corporate actions which satisfy or do not trigger the fair price provision.














      IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto
signed our names this             day of September in this year 1987.



_____________________________________________________ President/Vice President
      David A. Boucher


_____________________________________________________ Clerk/Assistant Clerk
      J. John Brennan

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

                              I hereby approve the within
                        restated articles of organization and,
                        the filing fee in the amount of $
                        having been paid, said articles are
                        deemed to have been filed with me
                        this          day of            ,
                        1987.



                                             MICHAEL JOSEPH CONNOLLY
                                                Secretary of State





                        TO BE FILLED IN BY CORPORATION

                  Photo Copy of Restated Articles Of Organization
                  To Be Sent To:

                             Ellen Chiniara, Esquire
                  -----------------------------------------------
                             Hale and Dorr
                  -----------------------------------------------
                             60 State Street
                  -----------------------------------------------
                             Boston, MA 02109
                  -----------------------------------------------

                          Telephone: (617)742-9100

                    THE COMMONWEALTH OF MASSACHUSETTS

                         MICHAEL JOSEPH CONNOLLY
                            Secretary of State            Federal Identification
                  ONE ASHBURTON PLACE, BOSTON, MA 02108           No. 04-2729042


                CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                         A SERIES OF A CLASS OF STOCK

                    General Laws, Chapter 156B, Section 26


                                     ----


      We,         David A. Boucher                 ,President, and
                  J. John Brennan                          ,Clerk of

                               Interleaf, Inc.
                            (Name of Corporation)

located at Ten Canal Park, Cambridge, MA 02141 do hereby certify that at a meeting of the directors of the corporation held on July 11, 1988 , the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

      VOTED: That, pursuant to the authority conferred in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Organization, a series of Preferred Stock, $.10 par value (the "Preferred Stock"), of the Corporation be, and it hereby is established, and that the designation and number of shares, and relative rights, preferences and limitations thereof are fixed as follows:

                              (See Attachment A)




Note: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin of 1 inch wide for binding and shall be 8 1/2 x 11. Only one side should be used.

                                  ATTACHMENT A

                                       to

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A SERIES OF A CLASS OF STOCK

                                       of

                                 INTERLEAF, INC.

                                To be designated

                  Series A Junior Participating Preferred Stock

                    ----------------------------------------

      Interleaf, Inc., a Massachusetts corporation (the "Corporation"), pursuant to the authority conferred in the Board of Directors of the Corporation in accordance with the provisions of the Article of Organization, certifies that the Board of Directors of the Corporation, at a meeting duly called and held on July 11, 1988, duly voted to establish a series of Preferred Stock, $.10 par value (the "Preferred Stock"), of the Corporation and that the designation and number of shares, and relative rights, preferences and limitations thereof are fixed as follows:

      Series A Junior Participating Preferred Stock:

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

      Section 2. Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A

            Preferred Stock, in preference to the holders of Common Stock, par value $.0l per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
            Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on
            outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Articles of
            Organization or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) (i) If any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of

            Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage. (ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Director so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

                        (iii) A Director elected pursuant to the terms hereof
                  may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

                        (iv) If, during any interval between annual meetings of
                  stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall cause a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

                        (v) At such time as the arrearage is fully cured, and
                  all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

                  (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4. Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other
            distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for
            consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
      (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, or in any other Certificates of Vote of Directors Establishing a Series of a Class of Stock or as otherwise required by law.

      Section 6. Liquidation, Dissolution or Winding Up.

            (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

            (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

            (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

      Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

      Section 10. Amendment. The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

      Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

      IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this day of July in this year 1988.



_____________________________________________________ President/Vice President
      David A. Boucher


_____________________________________________________ Clerk/Assistant Clerk
      J. John Brennan

                        THE COMMONWEALTH OF MASSACHUSETTS


                  Certificate of Vote of Directors Establishing

                          A Series of a Class of Stock

                    (General Laws, Chapter 156B, Section 26)


                        I hereby approve the within certificate
                  and, the filing fee in the amount of $
                  having been paid, said certificate is hereby filed
                  this            day of           , 19



                                                MICHAEL JOSEPH CONNOLLY
                                                   Secretary of State


                        TO BE FILLED IN BY CORPORATION

                     PHOTO COPY OF CERTIFICATE TO BE SENT

                  TO:   Christopher P. Holsing, Esq.
                        -------------------------------------
                        Hale and Dorr
                        -------------------------------------
                        60 State Street
                        -------------------------------------
                        Boston, Massachusetts 02109
                        -------------------------------------
                        Telephone:  (617)742-9100 Ext. 2514
                        -------------------------------------

                                                Copy Mailed

                      THE COMMONWEALTH OF MASSACHUSETTS

                           MICHAEL JOSEPH CONNOLLY
                             Secretary of State           Federal Identification
                    ONE ASHBURTON PLACE, BOSTON, MA 02108
                                No. 04-2729042

                CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                         A SERIES OF A CLASS OF STOCK

                    General Laws, Chapter 156B, Section 26

                                  ----------


      We,         David A. Boucher                      ,President, and
                  John K. Hyvnar                        ,Clerk of

                               Interleaf, Inc.
                             (Name of Corporation)

located at Ten Canal Park, Cambridge, MA 02141 do hereby certify that at a meeting of the directors of the corporation held on September 22, 1989, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

      VOTED: That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Organization, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof shall be as set forth on Exhibit A attached hereto.

                              (See Attachment A)





Note: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin of 1 inch wide for binding and shall be 8 1/2 x 11. Only one side should be used.

                                   EXHIBIT A

      Section 1. Designation and Amount. The shares of this series of preferred stock of Interleaf, Inc. (the "Company") shall be designated as "Senior Series B Convertible Preferred Stock" ("Series B Preferred Stock") and the number of shares constituting such series shall be 2,142,857 with a par value per share of $.l0.

      Section 2. Dividends. No dividends shall be declared, set aside or paid upon outstanding shares of any class of Common Stock of the Company, other than a dividend to which the provisions of Section 5(d) apply, unless a dividend shall be declared, set aside or paid, as the case may be, upon the Series B Preferred Stock, such that the holder of each share of Series B Preferred Stock shall be entitled to that amount as would be declared, set aside or paid, as the case may be, on the number of shares of Common Stock into which each such share of Series B Preferred Stock could be converted pursuant to the provisions of
Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

      Section 3. Liquidation, Dissolution or Winding Up.

      (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the following shall apply:

                  (i) First, holders of outstanding shares of Series B Preferred
            Stock shall be entitled to be paid out of the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus, or earnings, an amount equal to $7.00 per share (adjusted appropriately for stock splits, stock dividends and the like), before any payment shall be made to the holders of any class of Common Stock or of any other stock ranking on liquidation junior to the Series B Preferred Stock. If, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

                  (ii) Second, provided the holders of the outstanding shares of
            Series B Preferred Stock have received all of the amounts specified in clause (i) of this subsection (a), and subject to the rights of holders of any other class or series of capital stock of the Company ranking as to liquidation preference senior to the Common Stock and junior to or on a parity with the Series B Preferred Stock, the holders of outstanding shares of Common Stock shall be entitled to be paid out of the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus or earnings, an amount per share of such Common

            Stock equal to a fraction, the numerator of which is the aggregate amount paid to the holders of the outstanding shares of Series B Preferred Stock pursuant to clause (i) of this subsection (a) and the denominator of which is equal to the number of shares of Common Stock issuable upon the conversion of the outstanding shares of Series B Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Company.

                  (iii) Third, provided that the holders of the outstanding
            shares of Series B Preferred Stock have received all of the amounts specified in clause (i) of this subsection (a), and provided, further, that the holders of the outstanding shares of Common Stock have received all of the amounts specified in clause (ii) of this subsection (a), the holders of the outstanding shares of Series B Preferred Stock shall share ratably with the holders of the outstanding shares of Common Stock in the distribution of the assets of the Company remaining for distribution to stockholders, whether such assets are capital, surplus or earnings (the "Residual Assets"), as if each share of Series B Preferred Stock had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Series B Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Company (taking into account the rights of holders of any other class or series of capital stock of the Company entitled to share in such distribution of the Residual Assets).

      (b) A consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company or other similar transaction shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3; provided, however, that each holder of Series B Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 3.

      (c) In the event of a liquidation, dissolution or winding up of the Company resulting in the availability of assets other than cash for distribution to the holders of the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to a distribution of cash and/or assets equal in value to the liquidation preference and other distribution rights stated in
Section 3(a). In the event that such distribution to the holders of the Series B Preferred Stock shall include any assets other than cash, the following provisions shall govern. The Board of Directors shall first determine the value of such assets for such purpose, and shall notify all holders of shares of Series B Preferred Stock of such determination. The value of such assets for purposes of the distribution under this paragraph 3(c) shall be the value as determined by the Board of Directors in good faith and with due care, unless the holders of a majority of the outstanding shares of Series B Preferred Stock shall object thereto in writing within 15 days after the date of such notice. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator selected by the objecting stockholders and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting stockholders in accordance with the previous sentence, the valuation of such assets shall be determined by arbitration in which (i) the objecting stockholders shall name in their notice of objection one arbitrator, (ii) the Board of Directors shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator, and (iv) the three arbitrators thus selected shall determine the valuation of such assets for purposes of such distribution by majority vote. The costs of such arbitration shall be borne by the Company and by the holders of the Series B Preferred Stock (on a pro rata basis out of the assets otherwise distributable to them) as follows: (i) if the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of the Series B Preferred Stock shall pay the costs of the arbitration, and (ii) otherwise, the Company shall bear the costs of the arbitration.

      Section 4. Voting Rights.

      (a) Except as otherwise expressly provided herein (including without limitation the provisions of Sections 4(b) and 4(c) below) or as required by law, the holders of shares of the Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as a single class. Each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted pursuant to the provisions of Section 5 hereof on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote..

      (b) So long as any shares of Series B Preferred Stock are outstanding, the consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, given in person or by proxy, either in writing (if permitted by law) or at a special meeting called for that purpose, at which the holders of Series B Preferred Stock shall vote separately as a class, shall be necessary for effecting, validating or authorizing any one or more of the following:

            (i) the amendment, alteration or repeal of any of the provisions of the Articles of Organization, as amended, of the Company, or any amendment thereto or any other certificate filed pursuant to law (including any such amendment, alteration or repeal effected by any merger or consolidation to which the Company is a party), which would adversely affect any of the rights, powers, privileges or preferences of outstanding shares of Series B Preferred Stock;

            (ii) the authorization or issuance of any additional class of stock or equity security ranking prior to or on a parity with the Series B Preferred Stock as to liquidation preference or dividend rights or prior to the Series B Preferred Stock as to voting rights, or any increase in the authorized amount of any class of stock ranking prior to or on a parity with the Series B Preferred Stock as to liquidation preference or dividend rights (including any such authorization or increase effected by a merger or consolidation to which the Company is a party and including any increase in the authorized amount of

      Series B Preferred Stock); provided, however, that this restriction shall not apply to any such authorization or issuance of Common stock or the Company's Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") issued upon exercise of Rights issued pursuant to the Rights Agreement (as defined below);

            (iii) for a period of two years commencing on the date of the filing of this vote, the purchase, redemption or acquisition (or payment into or setting aside for a sinking fund for any such purpose) of any of the Common stock of any class or any other capital stock or equity security of the Company (other than the Series B Preferred Stock in accordance with the terms hereof); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock issued pursuant to the Company's employee benefit or option plan; and, provided, further, that this restriction shall not apply to redemptions of Common Stock of the Company in any 6 month period not in excess of $100,000; or

            (iv) the approval of a merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company or other similar transaction that would result in a holder of Series B Preferred Stock receiving an amount less than (A) $14.00 per then outstanding share of Series B Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like) through March 31, 1991 or (B) $18.00 per then outstanding share of Series B Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like) commencing on April 1, 1991 and thereafter, in the case of (A) or (B) above, on a converted basis or otherwise.

      (c) So long as at least a majority of the authorized shares of the Series B Preferred Stock shall remain outstanding, the holders of the Series B Preferred Stock shall be entitled to vote as a class separately from all other classes of stock of the Company to elect one member of the Company's Board of Directors.

      Section 5. Conversion.

      (a) Subject to and in compliance with the provisions of this Section 5, shares of the Series B Preferred Stock may, at the option of the holder thereof, be converted at any time or from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of the Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate (determined as provided in paragraph 5(b)) by the number of shares of Series B Preferred Stock being converted.

      (b) The conversion rate in effect at any time with respect to the Series B Preferred Stock (the "Conversion Rate") shall equal (i) the quotient obtained by dividing the Initial Value (as hereinafter defined) by the Conversion Value, calculated as hereinafter provided or (ii) that amount calculated as set forth in Section 5(m)(ii) or 5(m)(iii), if applicable.

      (c) The Initial Value with respect to the Series B Preferred Stock is $7.00. The Conversion Value in effect initially, and until first adjusted in accordance with Sections 5(d) or 5(m) hereof, shall be $7.00.

      (d) Upon the happening of an Extraordinary Common Stock Event (as defined below), the Conversion Value, simultaneously with the happening of such Extraordinary common Stock Event, shall be adjusted by dividing the then effective Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common stock of all classes outstanding immediately prior to such Extraordinary Common Stock Event, and the quotient so obtained shall thereafter be the Conversion Value. The Conversion Value as so adjusted, shall be re-adjusted in the same manner upon the happening of any subsequent Extraordinary Common Stock Event or Events.

      (e) In the event the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other-distribution payable in securities of the Company other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series B Preferred Stock shall receive the number of securities of the Company which they would have received had their Series B Preferred Stock been converted into Common Stock pursuant to the provisions of this Section 5 on the date of such event.

      (f) If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

      (g) If at any time or from time to time there shall be a reclassification of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's properties and assets to any other person, or other similar transaction, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that each holder of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of such holder's shares of Series B Preferred Stock the number of shares of stock, or the amount of other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion of such shares of Series B Preferred Stock would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale such that the provisions of this Section 5 (including without limitation provisions for adjustment of the Conversion Value and the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as near-ly as may be possible, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series B Preferred Stock of such series.

      Each holder of Series B Preferred Stock, upon the occurrence of a capital reorganization, merger or consolidation of the Company or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(g), shall have the option of electing treatment of his outstanding shares of Series B Preferred Stock under either this Section 5(g) or Section 3(b) hereof, notice of which election shall be submitted in writing to the Company at its principal office no later than 10 days before the effective date of such event, provided that, notwithstanding the foregoing, any such notice shall be effective if given not later than 15 days after the date of the Company's notice, pursuant to Section 8, with respect to such event.

      (h) In each case of an adjustment or readjustment of the Conversion Rate, the Company will furnish each holder of Series B Preferred Stock with a certificate, prepared by the principal financial officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

      (i) To exercise his conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or endorsed in blank. The date when such written notice is received by the Company together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and deliver to the holder of the shares of Series B Preferred Stock being converted, or on his written order, such certificate or certificates as he may request for the number of full shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of-this Section 5 and cash as provided in Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall thereupon be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

      (j) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Company shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

      (k) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (l) "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of the Common Stock of any class into a smaller number of shares of the Common Stock.

      (m)   (i)   If, for the period commencing on the first business day
                  following the public announcement or disclosure of the Company's earnings with respect to the Company's fiscal year ending March 31, 1990 and ending on the loth business day thereafter, the average Closing Price (as defined below) of the Company's Common Stock per share (the "FY90 Average
                  Close") is less than the then effective Conversion Value, the FY90 Average Close shall become the new Conversion Value;

            (ii) (A) If, for the period commencing on the first business day following the public announcement or disclosure of the Company's earnings with respect to the Company's fiscal year ending March 31, 1992 and ending on the loth business day thereafter, the average Closing Price of the Company's Common Stock per share (the "FY92 Average Close") is less than the fraction the numerator of which is $14.00 and the denominator of which is the then effective Conversion Rate, (a) the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(ii)(A) shall equal the sum of the then effective Conversion Rate plus K (as defined below), and (b) the Conversion Value in effect immediately after any adjustment required by this Section 6(m)(ii)(A) shall equal the fraction the numerator of which is the Initial Value and the denominator of which is the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(ii)(A);

                  For the purposes of this Section 5(m)(ii)(A), K shall prior to any adjustment pursuant to this sentence equal .25 and shall be adjusted simultaneously with the happening of an Extraordinary Common Stock Event, by multiplying the then effective K by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately prior to such Extraordinary Common Stock Event, and the product so obtained shall thereafter be K. K, as so adjusted, shall be readjusted in the same manner upon the happening of any subsequent Extraordinary Common Stock Event or Events.

                  (B) If the FY92 Average Close is (l) less than the fraction the numerator of which is $18.00 and the denominator of which is the then effective Conversion Rate and (2) greater than the fraction the numerator of which is $14.00 and the denominator of which is the then effective Conversion Rate, (a) the Conversion Rate in effect immediately after any adjustment required by this
                        Section 5(m)(ii)(B) shall equal the sum of (1) the then effective Conversion Rate, plus (2) the product of (I) the then effective Conversion Rate divided by 16, and
                        (II) the difference of (i) 18 divided by the then effective Conversion Rate less (ii) the FY92 Average Close and (b) the Conversion Value in effect immediately after any adjustment required by this Section 5(m)(ii)(B) shall equal the fraction the numerator of which is the Initial Value and the denominator of which is the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(ii)(B);

                  (iii) If, for the period commencing on the first business day following the public announcement or disclosure of the Company's earnings with respect to the Company's fiscal year ending March 31, 1993 and ending on the 20th business day thereafter, the average Closing Price of the Company's Common Stock per share (the "FY93 Average Close") is less than Conversion Value in effect as of the date of issuance of the Series B Preferred Stock (adjusted for any Extraordinary Common Stock Events), and the Series B Effective

                        Price (as defined below) is greater than the FY93 Average Close, (a) the Conversion Rate then in effect shall be adjusted such that the Conversion Rate in effect immediately after any adjustment required by this
                        Section 5(m)(iii) shall equal the fraction the numerator of which is the product of the (1) Conversion Value in effect as of the date of issuance of the Series B Preferred Stock, (adjusted for any Extraordinary Common Stock Events) and (2) 2, and the denominator of which is the sum of (1) the Series B Effective Price and (2) the lesser of (x) the Series B Effective Price and (y) the product of the FY93 Average Close times 1.1 and (b) the Conversion Value in effect immediately after any adjustment required by this Section 5(m)(iii) shall equal the fraction the numerator of which is the Initial Value and the denominator of which is the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(iii).

                        For the purposes of this Section 5(m)(iii), Series B Effective Price shall equal the fraction the numerator of which is the Conversion Value in effect as of the date of issuance of the Series B Preferred Stock, (adjusted for any Extraordinary Common Stock Events), and the denominator of which is the Conversion Rate then in effect immediately prior to any adjustment required by this Section 5(m)(iii).

      For the purposes of this Section 5(m), the Closing Price for any day shall mean, for each day while such stock is listed on a national securities exchange or quoted on the National Association Securities Dealers National Market System, the last reported sale price or, in case there is no such reported sale on any day, the mean between the reported closing bid and asked prices on such day. If the Common Stock is not so listed or quoted, the Closing Price for each day shall mean the mean between the closing bid and asked prices in the over-the-counter market in which the Common Stock is traded.

      (n) Whenever the Company shall issue shares of Common Stock upon conversion of shares of Series B Preferred Stock as contemplated by this Section 5, the Company shall issue together with each such share of Common Stock, one right to purchase one one-hundredth of a share of Series A Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of July 15, 1988 (the "Rights Agreement"), between the Company and The First National Bank of Boston as Rights Agent, as such Rights Agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

      Section 6. Redemption at the Option of the Company.

      (a) Subject to the rights of each holder of Series B Preferred Stock to exercise his conversion rights as set forth in Section 5 and elsewhere in this Vote, the Company shall have the option at any time and from time to time to redeem not less than 20% of the then outstanding shares of the Series B Preferred Stock, out of funds legally available therefor, pro rata from each holder of Series B Preferred Stock at a purchase price per share of Series B Preferred Stock of $21.00 (adjusted appropriately for stock splits, stock dividends and the like with respect to the Series B Preferred Stock) (the "Redemption Price").

      (b) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Company or the transfer agent for the Series B Preferred Stock by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Rate and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock on the date such notice is sent. From and after the redemption date, so long as the holders of Series B Preferred Stock shall have received the amounts set forth in Section 6(a) or provision for the payment of such amounts has been made in a manner reasonably satisfactory to such holders, all rights of the holders of the Series B Preferred Stock with respect to those shares of Series B Preferred Stock designated for redemption in the notice (except the right to receive the Redemption Price, if not previously paid, upon surrender of the certificates for such shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state)), shall cease and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

      (c) Notwithstanding anything contained in this Section 6 to the contrary, each holder of Series B Preferred Stock shall up to and including the day immediately preceding the date fixed for redemption in the redemption notice described in Section 6(b) above, have the right to convert all or any part of the shares of Series B Preferred Stock held by such holder into Common Stock in accordance with Section 5 hereof.

      Section 7. No Reissuance of Preferred Stock. No share or shares of the Series B Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly.

      Section 8. Notices of Record Date. In the event (i) the company establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, and any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series B Preferred Stock at least 20 days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

      Section 9. Other Rights. Except as otherwise provided in this Vote, shares of Series B Preferred Stock and shares of Common Stock shall be identical in all respects (each share of Series B Preferred Stock having equivalent rights to the number of shares of Common Stock into which it is then convertible), shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

      Section 10. Ranking.

      The Series B Preferred Stock shall rank senior to the Common Stock and to the Series A Preferred Stock as to the distribution of assets on liquidation, dissolution and winding up of the Company.

      Section 11. Miscellaneous.

      (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Company, to its office at Ten Canal Park, Cambridge, Massachusetts 02141 (Attention: Clerk) and to the transfer agent, if any, for the Series B Preferred Stock or other agent of the Company designated as permitted hereby or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of t such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

      (b) The term "Common Stock" as used in this Vote means the Company's Common Stock, $.0l par value, as the same exists at the date of filing of a Certificate of vote of Directors Establishing a Series of a Class of Stock relating to Series B Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 5 hereof, the holder of any shares of the Series B Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Rate in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 5 hereof, and the remaining provisions of this Vote with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

      (c) The Company shall pay any and fall stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

      (d) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred or the address to which the certificate or representing such shares, or such payment, Company shall be entitled to register such payment, in the name of the holder of Preferred Stock as shown on the records of Stock should be made certificates should be sent, the shares, and make such Series B the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be).

      (e) The Company may appoint, and from time to time discharge and change, a transfer agent of the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid), to each holder of record of Series B Preferred Stock.

      (f) Series B Preferred Stock may be issued, converted and redeemed in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, exercise conversion rights and to have the benefit of all other rights of holders of Series B Preferred Stock. Fractions of a share of Series B Preferred Stock so redeemed shall be redeemed at the appropriate percentage of the per share price otherwise determined in accordance with the terms hereof.






























      IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed. our names this 28th day of September in the year 1989

________________________________________________, President/Vice President




________________________________________________, Clerk/Assistant Clerk

                      THE COMMONWEALTH OF MASSACHUSETTS



                 Certificate of Vote of Directors Establishing

                         A Series of a Class of Stock

                   (General Laws, Chapter 156B, Section 26)

                 I hereby approve the within certificate and, the
            filing fee in the amount of $              having been
            paid, said certificate is hereby filed this        day
            of September, 1989.



                                          MICHAEL JOSEPH CONNOLLY
                                              Secretary of State





                         TO BE FILLED IN BY CORPORATION
                      PHOTO COPY OF CERTIFICATE TO BE SENT

                  TO:

                           Christopher P. Holsing, Esq.
                     ----------------------------------
                                 Hale and Dorr
                     ----------------------------------
                                60 State Street
                     ----------------------------------
                                Boston, MA 02109
                     ----------------------------------
                     Telephone: (617)742-9100 Ext. 2514
                                -----------------------

                      THE COMMONWEALTH OF MASSACHUSETTS

                           MICHAEL JOSEPH CONNOLLY
                                                              Secretary of
                         State Federal Identification
                                    ONE ASHBURTON PLACE, BOSTON, MA 02108
                                No. 04-2729042

                            ARTICLES OF AMENDMENT

                    General Laws, Chapter 156B, Section 72


      We,           Mark K. Ruport                 ,President, and
                    John K. Hyvnar                 ,Clerk of

                               Interleaf, Inc.
                            (Name of Corporation)

located at Prospect Place, 9 Hillside Avenue, Waltham, MA 02154 do hereby certify that these ARTICLES OF AMENDMENT affecting Articles Numbered: 3 of the Articles of Organization were duly adopted at a meeting held on August 5, 1993, by vote of:

      9,401,786 shares of Common Stock out of 13,254,902 shares outstanding, 1,928,572 shares of Senior Series B Convertible out of 13, 1,928,572 shares outstanding, and
      _________ shares of Preferred Stock out of shares outstanding,

CROSS OUT
INAPPLICABLE
CLAUSE voting together as a single class pursuant to Section 8(b) of M.G.L. c.156B, being at least a majority of such class outstanding and entitled to vote thereon. Each share of Common Stock carries 1 vote, and each share of Senior Series B Convertible Preferred Stock carries 1.34375 votes. Accordingly, these Articles of Amendment were approved by vote of 11,993,304 votes, out of a possible total of 15,846,420 votes.

            1  For amendments adopted pursuant to Chapter 156B, Section 70.

            2  For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

      WITHOUT PAR VALUE STOCKS

------------------------------------
TYPE               Number of Shares
------------------------------------
Common
------------------------------------
Preferred
------------------------------------


        WITH PAR VALUE STOCKS

-------------------------------------------
TYPE            Number of Shares Par Value
-------------------------------------------
Common              20,000,000     $.01
-------------------------------------------
Preferred:          50,000,000     $.10
Series A
Junior
Participating         200,000      $.10
-------------------------------------------
Series B
Senior              2,142,857      $.10
Convertible
-------------------------------------------


Change the total authorized to:

      WITHOUT PAR VALUE STOCKS

------------------------------------
TYPE               Number of Shares
------------------------------------
Common
------------------------------------
Preferred
------------------------------------


       WITH PAR VALUE STOCKS
-------------------------------------------
TYPE            Number of Shares Par Value
-------------------------------------------
Common               30,000,000   $.01
-------------------------------------------
Preferred:            5,000,000   $.10
Series A
Junior                            $.10
Participating           200,000
-------------------------------------------
Series B              2,142,857   $.10
Senior
Convertible
-------------------------------------------

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
EFFECTIVE DATE:________________________________


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed
our names this                day of              in the year 1993.



_______________________________________President/Vice President


_______________________________________Clerk/Assistant Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72



                        I hereby approve the within articles of amendment and,
                  the filing fee in the amount of $      having been paid, said
                  articles are deemed to have been filed with me this
                  day of            , 1993.


                                         MICHAEL J. CONNOLLY
                                         Secretary of State




TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT
TO:



                       John K. Hyvnar, General Counsel
                       -------------------------------
                       Interleaf, Inc.
                       -------------------------------
                       Prospect Place, 9 Hillside Avenue
                       -------------------------------
                       Waltham, MA 02154
                       -------------------------------
                       Telephone: (617)290-0710
                       -------------------------------

                                                          FEDERAL IDENTIFICATION
                                                                 NO. 04-2729042

                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We, Jaime W. Ellertson, *President /
                         [strikethrough]*Vice President [end strikethrough]

and Robert R. Langer, *Clerk /[strikethrough]*Assistant Clerk[end strikethrough]

of Interleaf, Inc.                                                             ,
   -----------------------------------------------------------------------------
                           (Exact name of corporation)

located at        62 Fourth Avenue, Waltham, MA 02154                         ,
          -------------------------------------------------------------------
                  (Street Address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:
                                      3
--------------------------------------------------------------------------------
        (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on Aug. 15 , 1997 by vote of:

  14383,044   shares of            Common Stock            out of      17,709,719      shares outstanding,
-------------           ----------------------------------        --------------------
                         (type, class & series, if any)

                               Series B Convertible
    861,911   shares of           Preferred Stock          out of         861,911      shares outstanding, and
-------------           ----------------------------------        --------------------
                         (type, class & series, if any)

                                Series C Convertible
          0   shares of           Preferred Stock          out of       1,008,484      shares outstanding.
-------------           ----------------------------------        --------------------
                         (type, class & series, if any)

[strikethrough](1)**being at least a majority of each type, class or series outstanding or entitled to vote thereon. / or (2)** being at least two thirds of each type, class or series outstanding or entitled to vote thereon and of each type, series of stock whose rights are adversely affected thereby:[end strikethrough] voting together as a single class pursuant to Section 8(b) of M.G.L. c.156B, being at least a majority of such class outstanding and entitled to vote thereon. Each share of Common Stock carries 1 vote, each share of Senior Series B Convertible Preferred Stock carries 1.34375 votes, and each share of Series C Convertible Preferred Stock carries 2 votes. Accordingly, these Articles of Amendment were approved by vote of 15,541,237 votes, out of a possible total of 20,884,880 votes.

* Delete the inapplicable words.   ** Delete the inapplicable clause.

(1)  For amendments adopted pursuant to Chapter 156B, Section 70.

(2)  For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE         NUMBER OF SHARES     TYPE        NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
    Common:                          Common:     30,000,000             $ .01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Preferred:                       Preferred:      5,000,000 (1)         $ .10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
    TYPE       NUMBER OF SHARES                NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
    Common:                                       50,000,000             $ .01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Preferred:                                        5,000,000 (1)         $ .10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------
(1) Of the 5,000,000 authorized shares of Preferred Stock, 200,000 shares have been designated as Series A Junior Participating Preferred Stock, 2,142,857 shares have been designated as Series B Convertible Preferred Stock, and 1,200,000 shares have been designated as Series C Convertible Preferred Stock

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later Effective Date:________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 11th day of September, 1997.


/s/ Jaime W. Ellertson, *President/
                         [strikethrough]*Vice President[end strikethrough]

/s/ Robert Langer, *Clerk/[strikethrough]*Assistant Clerk[end strikethrough]

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


================================================================================


            I hereby approve the within articles of amendment and, the filing fee in the amount of $ 20,000.00 having been paid, said articles are deemed to have been filed with me this 15th day of September, 1997.



            Effective date:______________________________________________



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


                        John K. Hyvnar, General Counsel
                        -------------------------------
                        Interleaf, Inc.
                        62 Fourth Avenue
                        -------------------------------
                        Waltham, MA 02154
                        -------------------------------

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2729042

                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        CERTIFICATE OF VOTE OF DIRECTORS
                     ESTABLISHING A SERIES OR CLASS OF STOCK
                    (General Laws, Chapter 156B, Section 26)


We, Jaime W. Ellertson, *President/
                         [strikethrough]*Vice President[end strikethrough]

and  John K. Huvnar [strikethrough]*Clerk/[end strikethrough]*Assistant Clerk

of Interleaf, Inc.                                                            ,
   -----------------------------------------------------------------------------
                           (Exact name of corporation)

located at        62 Fourth Avenue, Waltham, MA 02154                        ,
          -------------------------------------------------------------------
                  (Street Address of corporation in Massachusetts)

do hereby certify that a meeting of the directors of the corporation held on September 30, 1997, the following vote establishing and designating a class or series of stock and determining the rltive rights and preferences thereof was duly adopted:


      That pursuant to authority conferred upon the Board of Directors of the Corporation by the provisions of the Corporation's Articles of Organization, as amended, the proper officers of the Corporation are authorized to file with the Secretary of State of The Commonwealth of Massachusetts a Certificate of Vote of Directors Establishing a Series of a Class of Stock ("Certificate of Vote of Directors"), and that of the 3,131,869 authorized and unissued share of the Corporation's preferred stock, $.10 par value (`Preferred Stock"), 11,000 shares are hereby designed at 6% Convertible Preferred Stock, $.10 par value ("6% Convertible Preferred Stock"); the relative rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon such series of shares to be substantially as set forth in
      Schedule I attached hereto.

                                   SCHEDULE I

                       RESOLUTION ESTABLISHING PREFERENCES

                                       of

                         6% CONVERTIBLE PREFERRED STOCK

            RESOLVED that there shall be a series of shares of the Preferred Stock of the Corporation designated "6% Convertible Preferred Stock"; that the number of authorized shares of such series shall be 11,000 and that the rights and preferences of such series (the "6% Preferred") and the limitations or restrictions thereon, shall be as follows:

      1.    Dividends.

            (a) The holders of the 6% Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $60.00 per share per annum, payable annually on September 30 of each year, when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation ranking junior to the 6% Preferred and ranking pari passu with the Class C Preferred Stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding 6% Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation except a class or series which is entitled to priority over the 6% Preferred.

            (b) Dividends shall be paid in shares of 6% Preferred valued at $1,000 per share. Dividends not theretofore paid shall be paid upon conversion of any share of the 6% Preferred and shall be simultaneously converted into Common Stock together with the share on which such dividends have accrued.

            (c) At its option, the Corporation may elect to pay accumulated dividends in cash. The Corporation must give notice of such election in the manner provided in Section 5 hereof at least ten (10) calendar days prior to both the date of payment and the date Notice of Conversion is given by a holder. The Corporation may choose the cash election any number of times and each such election may be effective for any length of time established by the Corporation and stated in its notice of the election.

      2.    Liquidation Preference.

            (a) The liquidation rights of the 6% Preferred shall rank pari passu with the Class C Preferred Stock of the Corporation. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 6% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Common Stock or any other class or series of shares except any class or series which is entitled to priority over the 6% Preferred and except for ratable distribution to the Class C Preferred Stock, the amount of $1,000 per share plus any accrued but unpaid dividends plus any amounts accrued but unpaid under Section 1.4(b)(iv) of the Preferred Stock Investment Agreement under which shares of the 6% Preferred were originally issued (the "Liquidation Preference").

            (b) Subject to the last sentence of this Section, a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall, at the option of the holders of the 6% Preferred, be deemed a liquidation, dissolution or winding up within the meaning of this Section 2 if the shares of stock of the Corporation (along with all derivative securities) outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the 6% Preferred at any time within thirty calendar days after written notice of the essential terms of such transaction shall have been given to the holders of the 6% Preferred as provided in Section 5 hereof. Such notice shall be given by the Corporation immediately following determination of such essential terms. If such option is exercised, the holders of the 6% Preferred shall be entitled to receive, in cash, immediately upon the occurrence of such transaction, an amount per share equal to the Liquidation Preference divided by the difference between 100% and the Applicable Percentage determined pursuant to
Section 4 hereof. This Section shall not apply to a business combination in which the Common Stock of the Corporation is converted solely into or exchanged solely for voting common stock of the corporation surviving such business combination, if (i) such common stock of the surviving corporation is listed and traded on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange, and (ii) the Board of Directors of the Corporation determines in good faith that the conversion rights and other rights and preferences of the 6% Preferred are preserved and not rendered of less value by the terms of such business combination.

      3.    Mandatory Conversion.

            On the fifth anniversary of the date of issuance, all then outstanding shares of 6% Preferred shall be automatically converted into Common Stock at the Conversion Price on such anniversary date and otherwise pursuant to the applicable provisions set forth in Section 4 hereof.

      4. Conversion. The holders of the 6% Preferred shall have optional conversion rights as follows:

            (a) Accrual of Conversion Rights. The Conversion Period shall commence 90 days after the date of issuance, and shall continue thereafter for the life of the issue. Each holder of record of 6% Preferred shares on the date of commencement of the Conversion Period (an "Original Holder") shall be entitled to convert in any calendar month the following percentage of the 6% Preferred shares held by such holder on the date of commencement of the Conversion Period (the "Conversion Restriction"). The percentage for each calendar month will be determined based on the highest of the daily low trading prices of the Common Stock during such month, as follows:

            Highest of daily low trading              Percentage becoming
            prices during month                       convertible for such month
                  $2.50 or less                             10.0%
                  $2.51 to $3.50                            10.0%
                  $3.51 to $4.00                            12.5%
                  $4.01 to $5.50                            15.0%
                  $5.51 to $6.00                            17.5%
                  $6.01 to $7.50                            20.0%
                  $7.51 to $8.50                            22.5%
                  $8.51 or more                             25.0%

The number of shares which may be converted in any calendar month shall include on a cumulative basis the number of shares which might have been but were not converted during earlier calendar months, except that in any month in which the highest of the daily low trading prices is $2.50 or less, the amount converted shall not exceed 10%. In the case of transfers of shares by an Original Holder the Corporation shall make such notations on its stock ownership records and on the certificates for shares issued upon transfer so as to reflect the portion (if any) of the transferred shares which have become convertible pursuant to this provision, or the Corporation may at its election issue certificates representing the 6% Preferred shares in such form, or with such annotations, as to reflect the time or times at which the shares represented by such certificates will become convertible.

            (b) Removal of Limitations. The limitations set forth in Section 4(a) hereof, with respect to the percentage of 6% Preferred shares which may be converted during certain time periods, shall terminate and all the 6% Preferred shares shall thereafter be fully convertible if any of the following events or conditions shall occur or exist: (i) an event described in Section 2(b) (subject to the exclusion in the last sentence of such Section) shall occur, whether or not the holders of 6% Preferred deem such event to be a liquidation; (ii) proceedings for relief under any bankruptcy or similar law for the relief of debtors are instituted by or against the Corporation or any of its significant subsidiaries and, if instituted against the Corporation or such subsidiary, are consented to or not dismissed within 30 days; (iii) the independent auditors of the Corporation shall fail or be unwilling to express within 90 days after the end of the Corporation's fiscal year a customary opinion on the financial statements of the Corporation, or shall express such opinion subject to a "going concern" qualification; (iv) the Common Stock of the Corporation shall cease to be listed on either the NASDAQ Small-Cap Market, the NASDAQ National Market, or a national securities exchange; or (v) there shall be a material breach by the Corporation of any of its obligations hereunder or under the Preferred Stock Investment Agreements pursuant to which the 6% Preferred was originally issued which has a material adverse effect on the holders of 6% Preferred.

            (c) Right to Convert. At and after the time it has become convertible, each share of 6% Preferred shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the liquidation preference of the 6% Preferred share determined pursuant to Section 2(a) hereof on the date the notice of conversion is given, by (ii) the Conversion Price determined as hereinafter provided in effect on said date, provided however, that a share of 6% Preferred shall not be converted into Common Stock if following such conversion the holder thereof together with affiliates of such holder would be the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of the Common Stock of the Corporation.

            (d) Mechanics of Conversion. To convert shares of 6% Preferred into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, and a certificate representing the shares of 6% Preferred not so converted, if any. The Corporation shall effect such issuance immediately and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three trading days after the receipt of such notice. Notice of conversion may be given by a holder at any time of day up to 5:00 pm Los Angeles time, and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given (the "Conversion Date"). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on the Conversion Date.

            (e)   Determination of Conversion Price.

                  (i) On any Conversion Date prior to the first day of the thirteenth calendar month after the Closing, the Conversion Price shall not be less than $1.50, and until the end of the seventh month following the Closing the Conversion Price shall be $5.50. Subject to the foregoing sentence and to the provisions of subsection (e)(iii) and subsection (f) of this Section, on any Conversion Date, the Conversion Price shall be the average of the three (3) lowest daily trading prices of the Common Stock for the 22 consecutive trading days ending with the trading day prior to the Conversion Date, reduced by the Applicable Percentage (as defined below) in effect on the Conversion Date.

                  (ii)  The Applicable Percentage shall be as follows:

      9.8% starting on the first day of the eighth (8th) calendar month after Closing.
     11.1% starting on the first day of the ninth (9th) calendar month after Closing.
     12.4% starting on the first day of the tenth (10th) calendar month after Closing.
     13.7% starting on the first day of the eleventh (11th) calendar month after Closing.
     15.0% starting on the first day of the twelfth (12th) calendar month after Closing and thereafter.

                  (iii) From and after the first day of the sixteenth (16th) calendar month after Closing, the Maximum Conversion Price ("Conversion Cap") shall be 85% of the average low daily trading price of the Common Stock during the period beginning on the first day of the twelfth (12th) calendar month following Closing and ending on the last day of the fifteenth (15th) calendar month following Closing. Notwithstanding the prior sentence, in no event shall the Conversion Cap be less than the greater of: i) two dollars and fifty cents ($2.50), or ii) the average daily closing price of the Common Stock for the five
(5) trading days immediately prior to the Closing.

                  (iv) The terms "low trading price" and "last sale price" of the Common Stock on any day shall mean, respectively, (A) the lowest reported sale price and the last reported sale price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (B) if the Common Stock is not listed on a stock exchange, the lowest reported sale price and the last reported sale price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or
(C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the lowest bid price and the last bid price for the Common Stock as reported by National Quotation Bureau Incorporated. If none of the foregoing provisions are applicable, the "low trading price" and "last sale price" of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New


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

York Stock Exchange, Inc., selected by the Board of Directors of the Corporation. The term "trading day" means (x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (y) if the Common Stock is not listed on a stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated. The "closing price" of the Common Stock on any day means the "last sale price" as defined above.

                  (v) In the event that during any period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Price and (if such event occurs during or after the 12th month after the date of issuance) the Conversion Cap shall be proportionately decreased or increased, as appropriate, to give effect to such event, and like adjustment shall be made in any price per share specified in dollars herein.

            (f) Green Floor. If at any time the Conversion Price falls below three dollars ($3.00) per share (the "Green Floor Price"), the Corporation may at its option, exercised by written notice ("Cash Conversion Notice") given to the holders of the 6% Preferred five days prior to the effective date specified in such Notice (the "Effective Date") honor any conversion request otherwise properly made, if at a Conversion Price lower than the Green Floor Price, by a cash payment in lieu of the issuance of Common Stock in an amount equal to the proceeds which would otherwise have been received by the holder if conversion were in fact made into Common Stock and such Common Stock were sold at the high trade price on the trading day immediately preceding the date that the conversion notice is received (the "Cash Conversion Amount"). The Cash Conversion Notice may specify an expiration date of such Notice, or may specify a limitation on the aggregate number of dollars which the Corporation will pay in Cash Conversion Amounts. When such dollar limitation is reached the Corporation shall give immediate notice to the holders of 6% Preferred that the Cash Conversion Notice is no longer in effect. The Corporation may at any time reset the Green Floor Price to any price determined by the Corporation by giving 30 days prior notice to the holders of the 6% Preferred. If notice of conversion shall be given by a holder of 6% Preferred shares on a date that a Cash Conversion Notice is in effect, the Corporation shall within 48 hours following surrender of the share certificate as provided in Section 4(d) hereof make payment of the Cash Conversion Amount to such holder by wire transfer of immediately available funds in U.S. dollars pursuant to such wire transfer instructions as may have been given by such holder, or otherwise by mailing by certified mail a bank cashiers' or certified check for the Cash Conversion Amount to the record address of such holder. A Cash Conversion Notice shall cease to be effective if the Corporation fails to make payment of the Cash Conversion Amount to any holder entitled thereto in the manner and within the time specified in the foregoing sentence, time being of the essence. If a Cash Conversion Notice ceases to be effective pursuant to the foregoing sentence, it shall not thereafter be effective as to any holder and no Cash Conversion Notice may thereafter be given by the Corporation. The number of shares that a holder is entitled to convert, determined pursuant to subsections (a) and (b) of this
Section 4, shall not be affected by the giving or effectiveness of a Cash Conversion Notice. Any Cash Conversion Notice shall be given as provided in
Section 5 hereof.

            (g) Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries or other property, other than cash dividends from earnings or dividends of additional shares of Common Stock, then in each such event provision shall be made so that the holders of 6% Preferred shall receive, upon the conversion thereof, the securities or other property which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

            (h) Certificates as to Adjustments. Upon the occurrence of any adjustment or readjustment of the Conversion Price or the Conversion Cap pursuant to Section 4(e)(v) or Section 4(m) hereof, or any adjustment of the cash per-share prices specified herein, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of 6% Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of 6% Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 6% Preferred with respect to each share of Common Stock received upon such conversion. If any holder disputes the computation of such adjustment the Corporation shall cause independent public accountants selected by the Corporation to verify and, if necessary, correct such computation.

            (i) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other


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

distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall give notice to each holder of 6% Preferred at least 10 days prior to such date specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

            (j) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 6% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

            (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the 6% Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 6% Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 6% Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval as promptly as practicable.

            (l) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of 6% Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 6% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

            (m) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and the holders of 6% Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 2, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 6% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 6% Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 6% Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 6% Preferred. The Corporation shall have no obligation to obtain the prior consent of the holders of 6% Preferred, individually or as a class, except as expressly provided herein or as provided by applicable law.

      5. Notices. Any notice to be given to the holders of the 6% Preferred shall be (i) mailed by first class mail postage prepaid to each holder of 6% Preferred at the address shown on the records of the Corporation for such holder, (ii) transmitted by telecopy or facsimile transmission to any holder which has supplied a telecopy or facsimile address to the Corporation, and (iii) unless receipted for by telecopy or facsimile on the date such notice is given, shall be transmitted by an overnight delivery service or courier service for delivery at the address shown on the records of the Corporation for such holder on the first business day following the date such notice is given, or if delivery in one business day to such address cannot be effected by such delivery service, then on the earliest day on which such delivery can be made.

      6. Other Provisions. For all purposes of this Resolution, the term "date of issuance" or "closing" shall mean the day on which shares of the 6% Preferred are first issued by the Corporation, and the terms "trading price", "low trading price", "closing price", "last trade price", and "trading days" shall have the meanings given them in Section 4(e) hereof. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation.


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

      7. Restrictions and Limitations. The Corporation shall not undertake the following actions without the consent of the holders of a majority of the 6%
Preferred: (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, or privileges of the 6% Preferred,
(ii) authorize or issue any other equity security senior to the 6% Preferred, or
(iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the 6% Preferred while there exists any arrearage in the payment of cumulative dividends hereunder.

      8. Voting Rights. Except as provided herein or as provided for by law, the 6% Preferred shall have no voting rights.

      9. Attorneys' Fees. Any holder of 6% Preferred shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder, if such holder is the prevailing party in an action or proceeding to compel such enforcement.

      10. Limitation on Number of Conversion Shares. The Corporation shall not be obligated to issue, in the aggregate, more than 3,150,000 shares of Common Stock as presently constituted (the "Nasdaq Cap") upon conversion of the 6% Preferred, if issuance of a larger number of shares would constitute a breach of the Rules or Designation Criteria of the NASDAQ Stock Market (the "NASDAQ Rules"). Subject to the obligation to effect certain redemptions pursuant to the last three sentences of this Section, if further issuances of shares of Common Stock upon conversion of the 6% Preferred would constitute a breach of the NASDAQ Rules (i.e., all of the shares permitted to be issued under the Nasdaq Cap shall have been so issued), then so long thereafter as such limitation shall continue to be applicable and any shares of 6% Preferred are submitted for conversion such shares shall receive in cash an amount equal to the Cash Conversion Amount determined as provided in Section 4(f) hereof, in lieu of the Common Stock which such shares would otherwise be entitled to receive upon conversion. Payment of the Cash Conversion Amount shall be made no later than as specified in Section 4(f) and shall bear daily interest thereafter at the rate of one-tenth of one percent per day until paid. The NASDAQ Cap shall be proportionately and equitably adjusted in the event of stock splits, stock dividends, reverse stock splits, reclassifications or other such events, in such manner as the Board of Directors of the Corporation shall reasonably determine. If (A) the Corporation is unable to obtain the requisite shareholder approval concerning the issuance of shares of Common Stock upon conversion of the 6% Preferred to satisfy the NASDAQ Rules prior to December 31, 1997, then (B) the Corporation shall immediately redeem, at a "Special Redemption Price" equal to 110% of the liquidation preference of such shares, the smallest number of Shares which is sufficient, in the Corporation's reasonable judgment, such that following such redemption, conversion of the remaining shares of 6% Preferred would not constitute a breach of the Corporation's obligations under the NASDAQ Rules. Any redemption effected pursuant to the preceding sentence shall require 15 days' notice and the Redemption Date shall be not more than 15 days after the date specified in Clause A of the preceding sentence. Such redemption shall be made pro-rata. If there shall be a default in payment of the Special Redemption Price, the amount so payable shall bear daily interest from and after the Redemption Date at the rate of one-tenth of one percent per day until paid.


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